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                                                                       [Draft--]



                                   AXION INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                __________, 1995


               The undersigned stockholder of Axion Inc., a Delaware corporation ("Axion") hereby constitutes and appoints Michael D. Goldberg and Garrett J. Roper, each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Special Meeting of Stockholders of Axion to be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, legal counsel to Axion, located at 600 Hansen Way, Second Floor, Palo Alto, California, on __________, 1996 at 10:00 a.m. local time, and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of Common Stock and Preferred Stock of Axion held of record by the undersigned on ______, 1996 as follows on the reverse side of this proxy.

               Said attorneys and proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. Said proxies, without hereby limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the meeting and all matters presented at the meeting but which are not known to the Board of Directors at the time of the solicitation of this proxy.
                                    PLEASE MARK YOUR CHOICE LIKE |X|
                                    THIS IN BLUE OR BLACK INK


                        THIS PROXY IS SOLICITED ON BEHALF
                       OF THE BOARD OF DIRECTORS OF AXION


   _____________________________                  ___________________________
             COMMON                                        PREFERRED

The Board of Directors recommends a vote FOR Proposals Nos. 1 and 2.

1. PREFERRED STOCK PROPOSAL. For holders of Axion Preferred Stock, to consider and vote upon a proposal to convert each issued and outstanding share of Axion Preferred Stock in fully paid and nonassessable shares of Axion Common Stock at an applicable conversion price.

                     [_] FOR        [_] AGAINST     [_] ABSTAIN

2. AUTHORIZATION AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER. For all stockholders, to consider and vote upon the proposal to adopt and approve the Merger (as defined below) and the Agreement and Plan of Merger, dated as of August 2, 1996 (the "Merger Agreement"), by and among Axion, Bristol-Myers Squibb Company, a Delaware corporation ("BMS"), and OTN Acquisition Sub Inc., a


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                                                                               2


        Delaware corporation and wholly owned subsidiary of BMS (the "Purchaser"), pursuant to which, among other things:

               (i) The Purchaser will merge with and into Axion (the "Merger") and Axion will become a wholly owned subsidiary of BMS.

             (ii) Prior to the Merger, all options to purchase shares of Axion Common Stock will be exercised or canceled and, if approved, the Preferred Stock Proposal will be implemented;

            (iii) At the Effective Time each issued and outstanding share of Axion Common Stock (other than any shares of Axion Common Stock owned by Axion or any subsidiary of Axion or BMS or any wholly owned subsidiary of BMS and any Dissenting Shares) will be converted into the right to receive the number of fully paid and nonassessable shares of BMS Common Stock determined as provided in the Merger Agreement.

                    [_] FOR        [_] AGAINST     [_] ABSTAIN

               Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on this proxy. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the Special Meeting as may properly come before the meeting or any postponements or adjournments thereof. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSALS NOS. 1 AND 2 AND ON ANY OTHER MATTERS TO BE VOTED UPON.

               The undersigned acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus relating to the meeting.

               IMPORTANT: In signing this proxy please sign exactly as your name(s) is (are) shown on the share certificate to which the proxy applies. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. EACH JOINT TENANT MUST SIGN.


_________________________________
Signature


_________________________________
(Additional signature if held jointly)

DATED: ______________________, 1996

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.




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